Exhibit 99.1

VIA ELECTRONIC MAIL

September 30, 2025

Hall of Fame Resort and Entertainment Company
2014 Champions Gateway, Suite 100
Canton, Ohio  44706
Attn:	Karl Holz Tim Kelly

Re:  Extension of Termination Date

Dear Karl and Tim:

Reference is made to our correspondence to the Company dated September 16, 2025, referencing “Extension of Termination Date” (the “Termination Date Extension Notice”).  Terms used herein with an initial capital letter and not otherwise defined are used as defined in the Termination Date Extension Notice.

Extension of Termination Date

In consideration of the agreements set forth in that certain Amendment No. 11 to the Note & Security Agreement of even date herewith, by and among the Company, Newco, HOF Village Retail I, LLC, HOF Village Retail II, LLC, and the Bridge Lender, the Termination Date is extended to October 17, 2025, and Parent agrees to forbear from exercising its rights and remedies under the Merger Agreement  absent any earlier default by the Company of any of its obligations under and pursuant to the Merger Agreement other than the obligations arising under Section 7.2(g) of the Merger Agreement.

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Sincerely,

HOFV Holdings, LLC

By:	/s/ Stuart Lichter
Stuart Lichter
President

CH Capital Lending, LLC

By:	/s/ Richard Klein
Richard Klein
Chief financial Officer

IRG, LLC
By:	S.L. Properties, Inc. its Manager

By:	/s/ Stuart Lichter
Stuart Lichter
President

Midwest Lender Fund, LLC
By:	S.L. Properties, Inc. its Manager

By:	/s/ Stuart Lichter
Stuart Lichter
President